Exhibit 10.1

FIRST AMENDMENT OF

AMENDED AND RESTATED PATENT LICENSE AGREEMENT

THIS FIRST AMENDMENT OF AMENDED AND RESTATED PATENT LICENSE AGREEMENT (the “First Amendment”) is entered into and effective as of this 12th day of April, 2017 (the "First Amendment Date") by and between GLAUKOS CORPORATION, a Delaware corporation ("GLAUKOS") and DOSE MEDICAL CORPORATION, a Delaware corporation ("DOSE").

RECITALS

A.         GLAUKOS and DOSE are parties to that certain Amended and Restated Patent License Agreement dated as of June 30, 2015 (the “Agreement”); and

B.         Concurrently herewith, the parties have entered into a certain IOP System Purchase Agreement pursuant to which GLAUKOS has purchased certain assets and assumed certain liabilities of DOSE related to DOSE’s "IOP System" (as defined therein).

C.         Consistent with the IOP System sale to GLAUKOS described above, the parties desire to amend the Agreement as expressly set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         AMENDMENTS.

1.1.      Section 1.2 of the Agreement is hereby amended in its entirety as follows:

1.2         [Intentionally Omitted].

1.2       Section 1.4 of the Agreement is hereby amended in its entirety as follows:

1.4         "Dose Field of Use" means any and all applications for the treatment of any disorder or disease (other than Glaucoma) primarily affecting the posterior segment of the eye (i.e. the back two-thirds of the eye that includes the anterior hyaloid membrane and all of the optical structures behind it: the vitreous humor, retina, choroid, and optic nerve), provided that such applications do not include an apparatus that includes a drainage lumen unless the drainage lumen’s primary purpose is to relieve intraocular pressure caused by the administration of steroids, delivered by an apparatus implanted in or on the eye, to treat a disorder or disease primarily affecting the posterior segment of the eye and not associated with Glaucoma.

1.3       Section 1.7 of the Agreement is hereby amended in its entirety as follows:

1.7         “Glaukos Field of Use” means any and all applications for the treatment of (i) Glaucoma, including but not limited to therapies directed toward reducing intraocular pressure and/or reducing the death of retinal ganglion cells (i.e., neuroprotection) associated with Glaucoma) and/or (ii) any disorder or disease primarily affecting the anterior segment of the eye (i.e., the front third of the eye that includes the structures in front of the vitreous humor: the cornea, iris, ciliary body, the lens, the anterior chamber between the posterior surface of the cornea and the iris and the posterior chamber between the iris and the front face of the vitreous).

1.4       Section 3.2 of the Agreement is hereby amended in its entirety as follows:

3.2         Neither DOSE nor its sublicensees shall seek or obtain a label indication in any country for the treatment of any disorder or disease affecting the anterior segment of the eye for any product whose manufacture, use, offer for sale, sale or importation in or to such country would (absent the license granted under Section 3.1 above) infringe a Valid Claim of a Glaukos Group 1 Licensed Patent.

1.5       Exhibits A, B, C is hereby amended in its entirety as set forth on Exhibit A, B, C attached to this First Amendment.

2.         SCOPE OF AMENDMENT.  This First Amendment amends the Agreement as expressly provided herein and, as expressly amended hereby, the Agreement continues in full force and effect.

3.         DEFINITIONS.  Capitalized terms used in this First Amendment shall have the same meanings as set forth in the Agreement, unless otherwise defined herein.

[Remainder of Page Intentionally Omitted]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed effective as of the First Amendment Date.

GLAUKOS CORPORATION

By:	/s/Thomas W. Burns
Print Name:	Thomas W. Burns
Title:	CEO

DOSE MEDICAL CORPORATION

By:	/s/Bruce Nogales
Print Name:	Bruce Nogales
Title:	Pres. and CEO

[Signature Page to First Amendment to Patent License Agreement]